Exhibit 10.5

Smart for Life, Inc.

990 Biscayne Blvd., Suite 503

Miami, FL 33132

November 28, 2022

D&D Hayes, LLC

55900 Pebble Beach

La Quinta, CA 92253

Attn: Dr. Donald Hayes

Dr. Hayes:

Reference is made to that certain 5% Secured Subordinated Promissory Note in the principal amount of $300,000 issued by Smart for Life, Inc., a Delaware corporation (the “Company”) to D&D Hayes, LLC (the “Holder”) on July 29, 2022 (the “Note”). This Note is one of the Buyer Notes III (as defined in the Purchase Agreement) issued pursuant to that certain Securities Purchase Agreement, dated July 29, 2022 (as amended, the “Purchase Agreement”), by and among the Company, Ceautamed Worldwide, LLC and the Sellers (as defined in the Purchase Agreement). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Note.

The Company and the Holder previously agreed informally to extend the Maturity Date and now desire to formally extend the Maturity Date and amend the repayment terms and certain other terms of the Note. Accordingly, the Company and the Holder agree to amend the Note as follows:

a.	Section 1 of the Note in hereby amended and restated in its entirety to read as follows:

“1. Principal Repayment. The outstanding Principal amount of this Note shall be payable in accordance with the payment schedule set forth on Exhibit A to this Note (the “Payment Schedule”), with all of the unpaid Principal and accrued, but unpaid Interest thereon being fully paid on June 1, 2023 (the “Maturity Date”). All payments of Interest and Principal shall be in lawful money of the United States of America. All payments of Interest and Principal in respect of the Buyer Notes III shall be made pro rata among the holders of the Buyer Notes III based on the amounts due and owing under each of the Buyer Notes III.”

b.	Section 2(b) of the Note is hereby amended and restated in its entirety to read as follows:

“(b) Notwithstanding Section 2.2(a) above, during the continuance of any Event of Default (as defined herein), Interest shall accrue on the unpaid Principal at a rate per annum equal to the Interest Rate plus ten percent (10%).”

c.	A new Section 7(l) is hereby added to the Note and shall read as follows:

“If an Event of Default has occurred and is continuing, the Company shall not create any Senior Indebtedness without the consent of holders of a majority in principal amount of the Buyer Notes III.”

The parties hereto agree that the amendments described above are effective retroactively to October 29, 2022. Except as amended as set forth above, the Note shall continue in full force and effect.

In consideration for the amendments described herein, the Company hereby agrees to pay to Dr. Donald Hayes, individually, instead of the Holder, as requested by the Holder, a fee of $12,000 (the “Amendment Fee”), which Amendment Fee shall be payable in six (6) equal monthly installments of $2,000 per month. The Amendment Fee shall be paid concurrently with payments made to Dr. Donald Hayes under that certain consulting agreement, dated July 29, 2022, between Dr. Donald Hayes and the Company, with the next monthly payment to be made on December 1, 2022. A failure to make any monthly installment of the Amendment Fee shall constitute an Event of Default under the Note. For the avoidance of doubt, the Amendment Fee is in addition to the payments due under the Note as set forth on Exhibit A to the Note.

The Company shall pay the attorneys’ fees of the Holder in connection with the amendments to the Note described herein.

By signing below, the parties hereto hereby consent and agree to amend the terms of the Note and the Holder agrees to the Amendment Fee as consideration therefor, as set forth herein.

Very truly yours,

Smart for Life, Inc.

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

AGREED AND ACKNOWLEDGED:

D&D Hayes, LLC

By:	/s/ Donald Hayes
Name:	Donald Hayes
Title:	President

EXHIBIT A

PAYMENT SCHEDULE

Payment Date	Principal Paid
12/1/2022	$20,000
01/1/2023	$20,000
02/1/2023	$20,000
03/1/2023	$20,000
04/1/2023	$20,000
05/1/2023	$20,000
06/1/2023	$180,000

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